                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     ______

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  October 5, 1995


                           HARKEN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)





             DELAWARE                                     0-9207                        95-2841597
  (State or other jurisdiction of                    (Commission File                  (IRS Employer
          incorporation)                                 Number)                    Identification No.)


5605 N. MACARTHUR BLVD., SUITE 400                                                         75038
       IRVING, TEXAS  75038                                                             (ZIP Code)
(Address of principal executive offices)



      Registrant's telephone number, including area code:  (214) 753-6900

                                     INDEX


ITEM 7:          FINANCIAL STATEMENTS AND EXHIBITS

ITEM 7.(a.)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

YELLOWHOUSE PROPERTIES--AUDITED FINANCIAL STATEMENTS

Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .        3

Statements of Revenues and Direct Operating Expenses--Years Ended
    December 31, 1992, 1993, and 1994, and for the Nine Months Ended
    September 30, 1994 and 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

Item 7.(b.)      PRO FORMA FINANCIAL INFORMATION

HARKEN ENERGY CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Condensed Financial Statements . . . . . . . . . . . . . . . . . .        7

Notes to Unaudited Pro Forma Combined Condensed Financial Statements  . . . . . . . . . . . . .       11

Item 7.(c.) Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Harken Energy Corporation:

We have audited the accompanying statements of revenues and direct operating expenses of Yellowhouse Properties for the years ended December 31, 1992, 1993, and 1994. These statements of revenues and direct operating expenses are the responsibility of Harken Energy Corporation's management. Our responsibility is to express an opinion on these statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct operating expenses. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of Yellowhouse Properties as of December 31, 1992, 1993 and 1994, in conformity with generally accepted accounting principles.


                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
  November 6, 1995

                             YELLOWHOUSE PROPERTIES


              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

             FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, AND 1994,
        AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                                 (In thousands)



                                                                                            Nine Months
                                                        Year Ended December 31,          Ended September 30,
                                                     ------------------------------    ---------------------
                                                       1992        1993      1994       1994           1995
                                                     -------     -------    -------    -------       -------
                                                                                            (Unaudited)
REVENUES:
   Oil                                               $ 2,748     $ 2,533    $ 1,980    $ 1,474       $ 1,461
   Gas                                                    74          96         85         65            49
                                                     -------     -------    -------    -------       -------

                                                       2,822       2,629      2,065      1,539         1,510
                                                     -------     -------    -------    -------       -------

DIRECT OPERATING EXPENSES:
   Production and other expenses                         841         877        836       620            616
   Taxes on production                                    86          86         67        50             49
   Operator administrative overhead                      172         170        166       125            123
                                                     -------     -------    -------    -------       -------

                       Total                           1,099       1,133      1,069       795            788
                                                     -------     -------    -------    -------       -------

EXCESS OF REVENUES OVER DIRECT
   OPERATING EXPENSES                                $ 1,723     $ 1,496    $   996    $   744       $   722
                                                     =======     =======    =======    =======       =======





              See notes to statements of revenues and direct operating expenses.

                             YELLOWHOUSE PROPERTIES


         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES



1.  BASIS OF PRESENTATION:

On October 5, 1995, Harken Energy West Texas, Inc., a subsidiary of Harken Energy Corporation (the "Company"), entered into an agreement, effective April 1, 1995, with Yellowhouse Project Co. to acquire certain oil and gas producing properties ("Yellowhouse Properties") in exchange for, among other consideration, three million shares of the Company's restricted common stock. The purchase price was allocated to producing properties. The Yellowhouse Properties consist of producing interests in approximately 70 wells which are primarily nonoperated interests in the panhandle region of Texas.

The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by Yellowhouse Project Co. are not necessarily indicative of the costs to be incurred by the Company.

Historical financial information reflecting financial position, results of operations, and cash flows of the Yellowhouse Properties is not presented because the total acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2.  SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (unaudited):

Estimated Quantities of Proved Oil and Gas Reserves

Reserve information presented below has been estimated using September 30, 1995, prices and costs. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

The proved oil and gas reserves at September 30, 1995, are as follows:

                                                                                  Oil (Mbbls)      Gas (Mmcf)
                                                                                  -----------      ----------
         Proved reserves                                                             1,291             520
                                                                                     =====             ===
         Proved developed reserves                                                   1,291             520
                                                                                     =====             ===

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of period-end prices for oil and gas and period-end costs for estimated future development and production expenditures to produce period-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Furthermore, period-end prices, used to determine the Standardized Measure, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

The Standardized Measure at September 30, 1995, is as follows (in thousands):

         Future cash inflows                                                         $ 21,844
         Future costs-
            Production                                                                (12,798)
            Development                                                                   -
                                                                                     --------

         Future net cash flows                                                          9,046
         10% annual discount                                                           (4,200)
                                                                                     --------

         Standardized Measure before income taxes                                    $  4,846
                                                                                     ========

ITEM 7.(B.)    PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements give effect to the October 5, 1995, acquisition by Harken Energy West Texas, Inc., a subsidiary of Harken Energy Corporation ("Harken"), of certain oil and gas producing properties ("Yellowhouse Properties") in exchange for, among other consideration, 3,000,000 shares of restricted Harken common stock. In addition, the unaudited pro forma combined condensed financial statements also reflect the May 12, 1995, issuance of European 8% Senior Convertible Notes in the amount of $15,000,000, as well as the May 22, 1995, merger with Search Exploration, Inc. ("Search") and the October 1994 acquisition of an additional 20.35625% interest in the CHAP Joint Venture (the "Prior Transactions").

The pro forma combined condensed balance sheet gives effect to the acquisition of the Yellowhouse Properties as if it had been consummated as of September 30, 1995. The pro forma combined condensed statements of operations for the year ended December 31, 1994, and for the nine months ended September 30, 1995, give effect to all transactions as if all had been consummated at the beginning of each period.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the transactions been consummated at the dates indicated, nor are they indicative of future financial position or operating results.

                           HARKEN ENERGY CORPORATION


        PRO FORMA COMBINED CONDENSED BALANCE SHEET-- SEPTEMBER 30, 1995
                                  (Unaudited)
                           (In thousands of dollars)


                                                                                Pro Forma
                                                                               Adjustments-
                                                                 Harken        Yellowhouse
                           ASSETS                                Actual       Properties (1)       Pro Forma
                           ------                               --------      --------------       ---------

CURRENT ASSETS                                                  $  9,059          $  345           $  9,404

PROPERTY AND EQUIPMENT, net                                       27,363           4,426             31,789

RESTRICTED CASH IN EUROPEAN
    SEGREGATED ACCOUNT                                             9,674             -                9,674

INVESTMENTS IN FORMER SUBSIDIARIES                                 1,219             -                1,219

NOTES RECEIVABLE FROM RELATED
    PARTIES, including interest                                      232             -                  232

OTHER ASSETS, net                                                  1,846             -                1,846
                                                                 -------          ------            -------

      Total assets                                               $49,393          $4,771            $54,164
                                                                 =======          ======            =======


            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

CURRENT LIABILITIES                                             $  4,556          $  580           $  5,136

LONG-TERM DEBT                                                    13,300               -             13,300

REDEEMABLE PREFERRED STOCK                                         1,868               -              1,868

STOCKHOLDERS' EQUITY                                              29,669           4,191             33,860
                                                                 -------          ------            -------

      Total liabilities and stockholders' equity                 $49,393          $4,771            $54,164
                                                                 =======          ======            =======



                          HARKEN ENERGY CORPORATION


             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                 (Unaudited)
                          (In thousands of dollars)


                                                                   Pro Forma        Pro Forma
                                                                 Adjustments-     Adjustments-
                                         Harken       Search         Prior         Yellowhouse
                                         Actual       Actual     Transactions      Properties      Pro Forma
                                       ----------    --------   --------------   --------------    ---------
OIL AND GAS REVENUES                    $    4,189    $   188     $    -            $1,510(1)      $    5,887

OTHER REVENUES                                 992        -           248(5)            -               1,240
                                        ----------    -------     -------           ------         ----------

     Total revenues                          5,181        188         248            1,510              7,127

OIL AND GAS OPERATING
   EXPENSE                                   1,343         79          -               788(1)           2,210

GENERAL AND
   ADMINISTRATIVE EXPENSE                    2,285        236          -                -               2,521

DEPRECIATION AND
   AMORTIZATION                              1,810         18          95(6)           454(3)           2,377

INTEREST EXPENSE AND
   OTHER                                       322         19         382(5)             6(2)             729
                                        ----------    -------     -------           ------         ----------

     Total expenses                          5,760        352         477            1,248              7,837
                                        ----------    -------     -------           ------         ----------

INCOME/(LOSS) FROM
   CONTINUING OPERATIONS
   BEFORE INCOME TAXES                        (579)      (164)       (229)             262               (710)

INCOME TAX EXPENSE                             -          -            -                -                -
                                        ----------    -------     -------           ------         ----------

INCOME/(LOSS) FROM
   CONTINUING OPERATIONS                $     (579)   $  (164)    $  (229)          $  262         $     (710)
                                        ==========    =======     =======           ======         ==========
Net loss per share from
   continuing operations
   attributable to common
   stock                                $    (0.01)                                                $    (0.01)
                                        ==========                                                 ==========

Weighted average shares
   outstanding                          63,052,443                                                 67,424,089
                                        ==========                                                 ==========

                           HARKEN ENERGY CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (Unaudited)
                           (In thousands of dollars)


                                                                           Pro Forma     Pro Forma
                                                     Acquired             Adjustments-  Adjustments-
                                         Harken     Interest in  Search      Prior      Yellowhouse
                                         Actual     CHAP-Actual  Actual   Transactions   Properties  Pro Forma
                                       ----------   ----------- -------- -------------   ----------  ---------

OIL AND GAS REVENUES                   $    4,156       $1,035  $   495   $    89(4)   $   2,065(1) $   7,840

OTHER REVENUES                                739           39      221       660(5)           -        1,659
                                       ----------       ------  -------   -------      ---------    ---------

     Total revenues                         4,895        1,074      716       749          2,065        9,499

OIL AND GAS OPERATING EXPENSE               1,535          337      274        37(4)       1,069(1)     3,252

GENERAL AND ADMINISTRATIVE
   EXPENSE                                  3,132           96      698        -             -          3,926

DEPRECIATION AND AMORTIZATION               1,993          416      499      (203)(6)        624(3)     3,329

PROVISION FOR ASSET IMPAIRMENTS             6,361          -      2,667    (2,667)(6)         -         6,361

INTEREST EXPENSE AND OTHER                     85          -          5     1,149(5)           6(2)     1,245
                                       ----------       ------  -------   -------      ---------    ---------

     Total expenses                        13,106          849    4,143    (1,684)         1,699       18,113
                                       ----------       ------  -------   -------      ---------    ---------

INCOME/(LOSS) FROM CONTINUING
   OPERATIONS BEFORE INCOME TAXES          (8,211)         225   (3,427)    2,433            366       (8,614)

INCOME TAX EXPENSE/(BENEFIT)                  -            -       (227)      227(7)           -            -
                                       ----------       ------  -------   -------      ---------    ---------

INCOME/(LOSS) FROM CONTINUING
   OPERATIONS                          $  (8,211)       $  225  $(3,200)  $ 2,206      $     366   $   (8,614)
                                       ==========       ======  =======   =======      =========   ==========


Net loss per share from continuing
   operations attributable to common
   stock                               $    (0.14)                                                 $    (0.13)
                                       ==========                                                  ==========

Weighted average shares
   outstanding                         59,722,853                                                  65,845,609
                                       ==========                                                  ==========


                           HARKEN ENERGY CORPORATION


                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS


PRO FORMA ADJUSTMENTS - PRO FORMA COMBINED CONDENSED BALANCE SHEET:

(1) Pro forma entry to record the acquisition of Yellowhouse Properties at September 30, 1995, in exchange for 3,000,000 shares of restricted Harken common stock previously held as treasury stock. Harken also issued 1,000,000 warrants to purchase additional shares of restricted Harken common stock at $2 per share, and also issued 82,759 shares of restricted Harken common stock previously held as treasury stock to a financial advisor in connection with the acquisition. The purchase price was calculated using the market value, discounted by 25%, of the shares issued in the acquisition. In addition, Harken assumed certain short-term notes payable with a remaining balance of $333,000. The purchase price was allocated entirely to the Yellowhouse Properties proved reserves and includes $100,000 of estimated transaction costs. In addition, certain closing adjustments have been reflected in the pro forma balance sheet.

PRO FORMA ADJUSTMENTS - PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS:

(1) Pro forma entry to reflect the actual revenues and direct operating expenses of the Yellowhouse Properties.

(2) Pro forma entry to record interest expense related to the short-term notes payable assumed by Harken as part of the acquisition of Yellowhouse Properties.

(3) Pro forma entry to reflect depreciation and depletion expense on oil and gas properties for the Yellowhouse Properties calculated on a consolidated basis.

(4) Pro forma entry to reflect the additional revenues and expenses of the interests in Search's managed limited partnerships which were rolled up into Search as a part of the Search acquisition.

(5) Pro forma entry to reflect interest income earned on European segregated cash as well as interest expense incurred primarily on the European 8% Senior Convertible Notes.

(6) Pro forma entry to adjust actual depreciation and depletion expense and valuation provision on oil and gas properties for Search and the acquired interest in CHAP Joint Venture calculated on a consolidated basis.

(7)   Pro forma entry to eliminate income tax benefit of Search.

                                    EXHIBITS


 Exhibit
Number                            Description
------                            -----------

  *2.1                            Agreement of Sale and Purchase dated October 5, 1995, by and between Yellowhouse
                                  Project Co. and Harken Energy West Texas, Inc.

 *99.1                            Restructuring and Sale Agreement ("Harken") dated as of October 5, 1995, by and among
                                  Harken Energy Corporation, Harken Energy West Texas, Inc., Internationale Nederlanden
                                  (U.S.) Capital Corporation, New England Mutual Life Insurance Company and EnCap 1989-I
                                  Limited Partnership.

 *99.2                            Promissory Note of Harken Energy West Texas, Inc. dated October 5, 1995, in the principal amount of $375,000 issued to Internationale Nederlanden (U.S.) Capital
                                  Corporation (together with a schedule identifying substantially identical documents and material details in which those documents differ from the foregoing document).

 *99.3                            Stock Purchase Warrant dated October 5, 1995, of Harken Energy Corporation issued to
                                  Internationale Nederlanden (U.S.) Capital Corporation (together with a schedule identifying substantially identical documents and material details in which those documents differ from the foregoing document).

 *99.4                            Registration Rights Agreement, dated as of October 5, 1995, by and among Harken Energy
                                  Corporation, Internationale Nederlanden (U.S.) Capital Corporation, New England Mutual
                                  Life Insurance Company and EnCap 1989-I Limited Partnership.

__________
* Previously filed

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             HARKEN ENERGY CORPORATION
                                             -------------------------
                                                     (Registrant)


                                       By:         /s/Bruce N. Huff
                                          ------------------------------------
                                                    Bruce N. Huff
                                              Senior Vice President and
                                               Chief Financial Officer



Date:  December 1, 1995